Conmed Healthcare Management, Inc. Reports Third Quarter 2011 Financial Results

Company Reports Record Revenues of $18.1 Million in the Third Quarter and $51.0 Million Year to Date

Hanover, Md. -- (BUSINESS WIRE)—November 14, 2011 -- Conmed Healthcare Management, Inc. (NYSE Amex: CONM - News), a leading full service provider of correctional facility healthcare services to county and municipal detention centers, (“Conmed” or the “Company”) today announced financial results for the three- and nine-month periods ended September 30, 2011. Highlights of the third quarter for 2011 include:
•	Net revenue increased 17.4% to a record $18.1 million as compared to $15.4 million in the third quarter of 2010.
•
Total operating expenses were $2.9 million as compared to $2.3 million in the third quarter of 2010, due primarily to $0.7 million in merger-related expenses which were partially offset by lower spending in other areas.

•	Operating income was $0.4 million as compared to operating income of $0.5 million in the third quarter of 2010.
•
Net income was $0.1 million, or $0.0 per basic and diluted share, compared to net income of $0.5 million in the third quarter of 2010, or $0.04 per basic share and $0.01 per diluted share. Net income in the third quarter of 2010 included a $0.4 million non-cash non-recurring gain due to derivative income.

•	The Company generated $0.4 million in positive net cash flow from operations in the third quarter of 2011.
•	Three new contracts were effective during the third quarter of 2011:
•	Ocean County, NJ, valued at $17.1 million over the five-year term;
•	Worcester County, MD, valued at $650,000 during the initial one-year term; and
•	Newport News, VA, valued at $13.6 million over the ten-year term.
•	Entered into a definitive merger agreement on July 11, 2011 to be acquired by Ayelet Investments LLC for $3.85 per share in cash.

"The quality of the care we provide and our commitment to servicing our customers continues to result in steady growth of our business,” commented Richard Turner, Chairman and Chief Executive Officer of Conmed. “We are proud to serve county and municipal correctional facilities in forty counties in eight states. We look forward to maintaining the same high level of service to our customers and their detainees in the future.”

Third Quarter Financial Results
Net revenue for the third quarter of 2011 increased $2.7 million, or 17.4%, to a record $18.1 million from $15.4 million in the third quarter of 2010. The addition of service contracts signed with new jurisdictions since July 1, 2010 accounted for $2.7 million, or 99.2%, of this increase. Revenue improvement also resulted from the expansion of services provided under several contracts entered into prior to July 1, 2010, as well as price increases related to existing service requirements, offset in part by decreases in other volume related activities, primarily associated with a decrease in revenue adjustments resulting from lower inmate populations, as well as lower stop/loss reimbursements.

Total healthcare expenses for the third quarter of 2011 were $14.8 million compared to $12.6 million in the third quarter of 2010. The increase in spending is due primarily to the addition of new healthcare employees resulting from new business. Gross profit increased to $3.3 million, or 18.1% gross margin, as compared to $2.8 million, or 18.0% gross margin, in the third quarter of 2010.

Total operating expenses increased 26.3% to $2.9 million for the third quarter of 2011 as compared to $2.3 million for the third quarter of 2010. Operating expenses as a percentage of sales increased 110 basis points to 16.0% from 14.9% in the third quarter of 2010. Selling and administrative expenses for the third quarter of 2011 were $2.8 million, or 15.3% of revenue, compared to $2.1 million, or 13.5% of revenue, for the third quarter of 2010. The increased expenditure is primarily attributed to merger-related expenses, which were partially offset by lower administrative expenses.

Conmed reported operating income of approximately $372,000 in the third quarter of 2011 compared to operating income of approximately $481,000 in the third quarter of 2010. Net income was approximately $61,000, or $0.00 per basic and diluted share, compared to net income of approximately $547,000, or $0.04 per basic and $0.01 per diluted share, in the third quarter of 2010. Net income in the third quarter of 2010 included a $0.4 million non-cash non-recurring gain due to derivative income.

For the third quarter of 2011, adjusted EBITDA*, a non-GAAP measure, was approximately $618,000 compared to approximately $858,000 in the third quarter of 2010.

Year-to-Date Results
Net revenue for the nine months ended September 30, 2011 increased 13.7%, or $6.2 million, to $51.0 million, as compared to $44.9 million for the nine months ended September 30, 2010. The addition of service contracts signed with new jurisdictions since January 1, 2010 accounted for $6.6 million, or 107.1%, of the increase in revenue for the nine months ended September 30, 2011 compared to the nine months ended September 30, 2010. Total healthcare expenses for the nine months ended September 30, 2011 were $41.8 million compared to $36.3 million for the nine months ended September 30, 2010. For the nine months ended September 30, 2011, gross profit increased 7.8% to $9.3 million, representing 18.2% gross margin, compared to gross profit of $8.6 million or 19.2% gross margin for the nine months ended September 30, 2010.

Total operating expenses were $8.1 million, or 15.8% of revenue, for the nine months ended September 30, 2011 compared to $6.9 million, or 15.3% of revenue, for the nine months ended September 30, 2010. Conmed's operating income was $1.2 million compared to operating income of $1.7 million for the nine months ended September 30, 2010.

Net income was $0.3 million, or $0.02 per basic diluted share (based on approximately 13.0 million basic and 14.5 million diluted weighted average shares outstanding, respectively), compared to net income of $1.2 million, or $0.09 per basic and $0.06 per diluted share (based on approximately 12.6 million basic and 14.2 million diluted weighted average shares outstanding) for the nine months ended September 30, 2010.

For the nine months ended September 30, 2011, adjusted EBITDA* decreased 34.2% to $2.0 million compared to $3.0 million for the nine months ended September 30, 2010.

Cash and Equivalents
The Company generated $1.7 million in operating cash flow in the third quarter of 2011.  Cash and cash equivalents were $15.0 million at September 30, 2011, compared to $13.3 million at December 31, 2010.  Stockholders’ equity was to $17.0 million at September 30, 2011, compared to $18.2 million at December 31, 2010.  Days Sales Outstanding (DSO) as of September 30, 2011 was approximately 15 days.  The Company remains debt-free.

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During the nine months ended September 30, 2011, warrants to purchase 37,334 shares of common stock were exercised generating $93,335 of net proceeds, and warrants to purchase 245,000 shares of common stock were exercised by cashless exercise and as a result, a total of 105,265 shares of common stock were issued.  Additionally, warrants to purchase 771,020 shares of common stock were amended in connection with the Merger Agreement resulting in liability treatment**.  As of September 30, 2011, we had outstanding warrants subject to derivative accounting to purchase an aggregate of 1,116,783 shares of common stock.  In addition, stock options to purchase 83,334 shares of common stock were exercised generating $167,501 of net proceeds during the nine months ended September 30, 2011.

*Use of Non-GAAP Measures
In addition to containing results that are determined in accordance with accounting principles generally accepted in the United States of America (GAAP), this press release also contains non-GAAP financial measures.  Adjusted EBITDA, as used in this press release, represents net income (loss) from continuing operations before interest, taxes, depreciation and amortization, adjusted for stock-based compensation and gains or losses on fair value of derivative financial instruments. Adjusted EBITDA is a key indicator used by management to evaluate operating performance. While adjusted EBITDA is not intended to replace any presentation included in the consolidated financial statements under GAAP and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, the Company believes this measure is useful to investors in assessing the Company’s capital expenditures and working capital requirements. This calculation may differ in method of calculation from similarly titled measures used by other companies. A reconciliation of adjusted EBITDA to the nearest comparable GAAP financial measure is included in the financial schedules accompanying this press release. The adjusted financial measure, as well as other information in this press release, should be read in conjunction with the Company’s financial statements filed with the Securities and Exchange Commission.

**Derivative Accounting for Warrants that are Indexed to an Entity’s Own Stock:
Effective January 1, 2009, we adopted derivative accounting for warrants that are indexed to an entity’s own stock.  We are required to record a non-cash charge to our GAAP results and thus our financial statements will continue to include this charge going forward until certain events occur and/or conditions are met, as defined in the new regulations. As a result of the Company’s adoption of this accounting standard effective January 1, 2009, approximately 1.7 million of our issued and outstanding common stock purchase warrants previously treated as equity pursuant to the derivative treatment exemption were no longer afforded equity treatment and as a result they have been recorded as a liability based on fair value estimates. These common stock purchase warrants do not trade in an active securities market, and as such, we estimate the fair value of these warrants using the Black-Scholes option pricing model and all changes in the fair value of these warrants will be recognized currently in earnings until such time as the warrants are exercised or expire.  During the third quarter of 2011, certain warrants were amended in connection with the merger agreement with Ayelet Investments to have a cash settlement feature and as a result 771,020 of the remaining 777,320 common stock purchase warrants are no longer treated as equity.  This resulted in a reclassification from equity to liability of $2.5 million and a non-cash charge to expense of approximately $23,000 in the third quarter of 2011.

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About Conmed
Conmed has provided correctional healthcare services since 1984, beginning in the State of Maryland, and currently serves county and municipal correctional facilities in eight states, including Arizona, Kansas, Maryland, New Jersey, Oregon, Tennessee, Virginia and Washington. For more information, visit us at www.conmedinc.com.

Forward Looking Statements
This press release may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements that are not historical facts including statements which may be identified by words such as "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "projects," "potentially," or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control) including, without limitation: potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction with Ayelet Investments; unexpected costs or expenses resulting from the proposed transaction with Ayelet; litigation or adverse judgments relating to the proposed transaction with Ayelet; risks relating to the consummation of the contemplated transaction with Ayelet, including the risk that Ayelet will be unable to obtain the necessary financing to consummate the proposed transaction, or that the required stockholder approval might not be obtained in a timely manner or at all, or that other closing conditions will not be satisfied; other factors not currently anticipated by management which may materially and adversely affect the closing of the proposed transaction with Ayelet; the Company's ability to increase revenue and to continue to obtain new contracts, contract renewals and extensions; inflation exceeding the Company’s projection of the inflation rate of cost of services under multi-year contracts; the ability to obtain bonds; decreases in occupancy levels or disturbances at detention centers; malpractice litigation; the ability to utilize third-party administrators for out-of-facility care; compliance with laws and government regulations, including those relating to healthcare; competition; investigation and auditing of our contracts by government agencies; termination of contracts due to lack of government appropriations; material adverse changes in economic and industry conditions in the healthcare market; negative publicity regarding the provision of correctional healthcare services; dependence on key personnel and the ability to hire skilled personnel; influences of certain stockholders; increases in healthcare costs; insurance; public company obligations; limited liability of directors and officers; the Company’s ability to meet the NYSE Amex continued listing standards; and stock price volatility. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2010. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:
Conmed Healthcare Management, Inc.
Thomas W. Fry, 410-567-5529
Chief Financial Officer
tfry@conmed-inc.com

or
In-Site Communications, Inc.
Lisa Wilson, 212-452-2793
lwilson@insitecony.com

-Tables Follow-

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CONMED HEALTHCARE MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEETS
	September 30, 2011 (unaudited)	December 31, 2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$14,997,922	$13,270,089
Accounts receivable	2,950,614	2,698,867
Prepaid expenses	363,816	1,158,660
Taxes receivable	96,859	--
Deferred taxes	180,000	144,000
Total current assets	18,589,211	17,271,616
PROPERTY AND EQUIPMENT, NET	723,894	686,116
DEFERRED TAXES	1,169,000	1,321,000
OTHER ASSETS
Service contracts acquired, net	185,250	466,500
Non-compete agreements, net	130,890	216,892
Goodwill	6,263,705	6,263,705
Deposits	56,274	56,475
Total other assets	6,636,119	7,003,572
	$27,118,224	$26,282,304

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$2,456,334	$1,812,817
Accrued expenses	3,933,694	4,619,613
Taxes payable	--	368,162
Deferred revenue	513,262	599,033
Total current liabilities	6,903,290	7,399,625
DERIVATIVE FINANCIAL INSTRUMENTS	3,197,244	692,696
SHAREHOLDERS’ EQUITY
Preferred stock, no par value; authorized 5,000,000 shares; zero shares issued and outstanding as of September 30, 2011 and December 31, 2010	--	--
Common stock, $0.0001 par value, authorized 40,000,000 shares; issued and outstanding 13,132,481 and 12,835,319 shares as of September 30, 2011 and December 31, 2010, respectively	1,313	1,284
Additional paid-in capital	37,503,576	38,991,145
Accumulated deficit	(20,487,199)	(20,802,446)
Total shareholders’ equity	17,017,690	18,189,983
	$27,118,224	$26,282,304

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CONMED HEALTHCARE MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
 (UNAUDITED)

	For the Nine Months Ended September 30, 2011	For the Nine Months Ended September 30, 2010	For the Three Months Ended September 30, 2011	For the Three Months Ended September 30, 2010

Service contract revenue	$51,036,299	$44,881,099	$18,068,414	$15,390,976

HEALTHCARE EXPENSES:
Salaries, wages and employee benefits	28,995,423	25,435,552	10,245,142	8,729,743
Medical expenses	10,733,597	9,301,119	3,841,681	3,289,376
Other operating expenses	2,035,011	1,540,391	715,295	598,863
Total healthcare expenses	41,764,031	36,277,062	14,802,118	12,617,982

Gross profit	9,272,268	8,604,037	3,266,296	2,772,994

Selling and administrative expenses	7,615,592	6,067,251	2,756,785	2,076,918
Depreciation and amortization	470,175	814,940	137,649	215,241
Total operating expenses	8,085,767	6,882,191	2,894,434	2,292,159

Operating income	1,186,501	1,721,846	371,862	480,835

OTHER INCOME (EXPENSE)
Interest income	76,715	72,385	24,471	27,025
Gain (loss) on fair value of derivatives	(435,969)	358,633	(80,502)	406,012
Total other income (expense)	(359,254)	431,018	(56,031)	433,037

Income before income taxes	827,247	2,152,864	315,831	913,872
Income tax expense	512,000	980,000	255,000	366,700
Net income	$315,247	$1,172,864	$60,831	$547,172

EARNINGS PER COMMON SHARE
Basic	$0.02	$0.09	$0.00	$0.04
Diluted	$0.02	$0.06	$0.00	$0.01

WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	12,959,610	12,630,716	13,097,471	12,631,919
Diluted	14,468,776	14,246,996	14,654,854	14,255,523

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CONMED HEALTHCARE MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Nine Months Ended September 30, 2011	For the Nine Months Ended September 30, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$315,247	$1,172,864
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	234,172	207,493
Amortization	236,002	607,447
Amortization of long-term customer agreement	131,250	43,750
Stock-based compensation	320,204	465,516
(Gain) Loss on fair value of derivatives	435,969	(358,633)
Deferred income taxes	116,000	(5,000)
Changes in working capital components
(Increase) in accounts receivable	(251,747)	(682,185)
Decrease in prepaid expenses	794,844	638,623
Decrease in deposits	201	--
Increase in accounts payable	643,517	742,019
(Decrease) in accrued expenses	(685,919)	(280,170)
(Decrease) in income taxes payable/receivable	(465,021)	(115,617)
(Decrease) in deferred revenue	(85,771)	(191,008)
Net cash provided by operating activities	1,738,948	2,245,099

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(271,950)	(151,801)
Asset purchase	--	(147,268)
Net cash (used in) investing activities	(271,950)	(299,069)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of warrants and stock options	260,835	6,297
Net cash provided by financing activities	260,835	6,297

Net increase in cash and cash equivalents	1,727,833	1,952,327

CASH AND CASH EQUIVALENTS
Beginning	13,270,089	11,056,143
Ending	$14,997,922	$13,008,470

NON-CASH FINANCING ACTIVITIES WERE AS FOLLOWS:
Reclassification of warrants from derivative financial instruments to additional paid-in capital upon exercise, at fair value.	$444,812	$--

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income taxes paid	861,021	1,100,617

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CONMED HEALTHCARE MANAGEMENT, INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED EBITDA
(UNAUDITED)

	For the Nine Months Ended September 30, 2011	For the Nine Months Ended September 30, 2010	For the Three Months Ended September 30, 2011	For the Three Months Ended September 30, 2010
Net income	$315,247	$1,172,864	$60,831	$547,172
Income tax expense	512,000	980,000	255,000	366,700
Interest income	(76,715)	(72,385)	(24,471)	(27,025)
Interest expense	--	--	--	--
Depreciation and amortization	470,175	814,940	137,649	215,241
EBITDA	1,220,707	2,895,419	429,009	1,102,088
Stock-based compensation	320,204	465,516	108,872	161,579
(Gain) loss on fair value of warrants	435,969	(358,633)	80,502	(406,012)
Adjusted EBITDA	$1,976,880	$3,002,302	$618,383	$857,655

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